Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
February 14, 2008	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyTel Reports Fourth Quarter 2007 Earnings

Monroe, La... CenturyTel, Inc. (NYSE: CTL) announces operating results for fourth quarter 2007.

•           Operating revenues, excluding nonrecurring items, increased 8.3% to $657.8 million from $607.7 million in fourth quarter 2006. Operating revenues, reported under GAAP, were $656.6 million.

•           Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, grew 7.1% to $321.5 million from $300.0 million in fourth quarter 2006.

•           Net income, excluding nonrecurring items, increased 13.1% to $89.8 million from $79.4 million in fourth quarter 2006. Net income, reported under GAAP, was $115.0 million compared to
             $72.2 million in fourth quarter 2006.

•           Diluted earnings per share, excluding nonrecurring items, grew 20.6% to $.82 from $.68 in fourth quarter 2006, while GAAP diluted earnings per share was $1.04 in fourth quarter 2007 and
             $.62 in fourth quarter 2006.

•           Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $85.6 million in fourth quarter 2007 and a record $564.5 million for full year 2007.

•           Over 2.8 million shares were repurchased and retired for $122.1 million during the quarter.

Fourth Quarter Highlights
(excluding nonrecurring items reflected in the attached financial schedules)	Quarter ended	Quarter ended	% Change
(In thousands, except per share amounts and subscriber data)	12/31/2007	12/31/2006

Operating Revenues	$657,846	$607,695	8.3%
Operating Cash Flow (1)	$321,472	$300,039	7.1%
Net Income	$89,822	$79,449	13.1%
Diluted Earnings Per Share	$.82	$.68	20.6%
Average Diluted Shares Outstanding	110,119	118,874	(7.4)%
Capital Expenditures	$141,744	$101,037	40.3%

Access Lines (2)	2,135,000	2,094,000	2.0%
High-Speed Internet Customers (2)	555,000	369,000	50.4%

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)
Quarter ended 12/31/2007 access lines and high-speed Internet customers include the effects of our April 2007 Madison River acquisition. Excluding the effects of this acquisition, access lines decreased 5.7% and high-speed Internet customers increased 34.9%.

“CenturyTel achieved strong fourth quarter and full year 2007 results driven by solid demand for broadband services, the acquisition of the Madison River properties and our success in aligning our costs with the changing landscape of our business,” Glen F. Post, III, chairman and chief executive officer, said. “We remain focused on our goal of being the premier broadband company in our markets, as high-speed Internet customers and data revenues increased 50% and 31%, respectively, during 2007.”

     Operating revenues, excluding nonrecurring items, increased 8.3% to $657.8 million in fourth quarter 2007 from $607.7 million in fourth quarter 2006. Revenue increases during the quarter of approximately $73 million resulted primarily from $49 million in revenue contribution from the Madison River properties acquired in second quarter 2007, along with growth in high-speed Internet customers and long distance minutes of use. These increases were partially offset by revenue declines of approximately $23 million primarily attributable to previously anticipated access line losses and lower access revenues, along with lower revenues under the amended satellite television agreement.

     Operating expenses, excluding nonrecurring items, increased 9.2% to $473.9 million from $434.0 million in fourth quarter 2006, principally due to expenses associated with the Madison River properties, growth in high-speed Internet customers and marketing activities, which were partially offset by lower personnel costs.

“We generated record free cash flow of $564 million this year while also making strategic capital investments of $326 million,” Post said. “Additionally, we returned nearly $490 million to shareholders during 2007 through the repurchase of nearly 10.2 million common shares for approximately $460 million and $29 million in cash dividends.”

      Operating cash flow, excluding nonrecurring items, for fourth quarter 2007 grew 7.1% to $321.5 million from $300.0 million in fourth quarter 2006. CenturyTel achieved an operating cash flow margin, excluding nonrecurring items, of 48.9% during the quarter versus 49.4% in fourth quarter 2006. This margin decline was expected due to the growth in lower margin revenues and the anticipated decline in higher margin revenues discussed above.

      Other income and income tax expense were favorably impacted during fourth quarter 2007 due, respectively, to higher income from the Company’s equity interest in a wireless partnership and a lower effective tax rate.

      Net income, excluding nonrecurring items, was $89.8 million, a 13.1% increase from $79.4 million in fourth quarter 2006. Diluted earnings per share, excluding nonrecurring items, increased 20.6% to $.82 in fourth quarter 2007 compared to $.68 in fourth quarter 2006 due to the items discussed above and the reduction in diluted shares outstanding as a result of share repurchases during 2007.

      For the year 2007, operating revenues, excluding nonrecurring items, were $2.606 billion compared to $2.446 billion in 2006, a 6.6% increase. Operating cash flow, excluding nonrecurring items, was $1.292 billion for 2007 compared to $1.197 billion a year ago. Net income, excluding nonrecurring items, was $354.3 million compared to $303.0 million in 2006, while diluted earnings per share was $3.16 compared to $2.52 in 2006.

      Under generally accepted accounting principles (GAAP), net income for fourth quarter 2007 was $115.0 million compared to $72.2 million for fourth quarter 2006. Diluted earnings per share was $1.04 in fourth quarter 2007 compared to $.62 in fourth quarter 2006. Fourth quarter 2007 results reflect an after-tax benefit of $1.8 million related to hurricane-related insurance reimbursements, an after-tax benefit of $2.4 million related to the liquidation of Rural Telephone Bank stock, and a $32.7 million tax benefit related to the adjustment of income tax reserves, which were partially offset by $12.2 million of after-tax impairment charges associated with certain operating and non-operating investments described further in the attached financial schedules. Fourth quarter 2006 results reflect after-tax impairment charges of $7.2 million associated with certain non-operating investments.

Under GAAP, for the year 2007, the Company reported net income of $418.4 million, or $3.72 per diluted share, compared to net income of $370.0 million, or $3.07 per diluted share, for the year 2006. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the years 2007 and 2006.

      Outlook for 2008. For full year 2008, CenturyTel anticipates operating revenues to be flat to modestly higher than 2007 operating revenues. The Company expects revenue increases associated with the full year contribution of the Madison River acquisition versus the eight months recognized in 2007 and growth in high-speed Internet and data revenues. These increases are expected to offset revenue declines associated with the $42 million of revenue settlements recorded in third quarter 2007 that will not reoccur in 2008, lower access revenues, reduced universal service funding and access line losses.

For full year 2008, CenturyTel anticipates diluted earnings per share to be in the range of $2.90 to $3.00. The following items are expected to have a positive impact on 2008 diluted earnings per share:

•	anticipated further penetration of broadband service offerings and expected cost efficiencies (including incremental synergies associated with the Madison River properties) - $.16 to $.20; and
•	share repurchases made during 2007 and January 2008 along with anticipated lower interest expense - $.22 to $.24.

The following items are expected to negatively impact 2008 diluted earnings per share:

•	lower revenue settlements mentioned above - ($.23) to ($.25);
•	reduced interstate universal service funding - ($.08) to ($.10); and
•	anticipated access line losses of 4.5% to 6.0%, continued pressure on access revenues and expected lower income in 2008 from the Company’s equity interest in a wireless partnership - ($.28) to ($.30).

For first quarter 2008, CenturyTel expects total revenues of $646 to $656 million and diluted earnings per share of $.69 to $.73.

Finally, the Company expects its capital expenditures in 2008 to be approximately $300 million, an 8% reduction from 2007 capital expenditures of $326 million.

These 2008 outlook figures exclude the effects of nonrecurring items, any share repurchases made after January 31, 2008, and any future mergers, acquisitions, divestitures or other similar business transactions.

      Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

      Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.244.4635.  The call will be accessible for replay through February 20, 2008, by calling 888.266.2081 and entering the conference ID number 1185533. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com prior to March 5, 2008.

    In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively adjust to changes in the communications industry; the Company’s ability to effectively  manage its expansion opportunities, including  successfully integrating newly-acquired properties into the Company’s operations and  retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s continued access to credit markets on favorable terms; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy.  These and other uncertainties related to the Company’s business are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated by the Company’s subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The information contained in this release is as of February 14, 2008.  The Company undertakes no obligation to update any of its forward-looking statements for any reason.

      CenturyTel (NYSE:CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

###

CenturyTel, Inc.
 CONSOLIDATED STATEMENTS OF INCOME
 THREE MONTHS ENDED DECEMBER 31, 2007 AND 2006
 (UNAUDITED)

	Three months ended December 31, 2007				Three months ended December 31, 2006
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$225,525			225,525	214,208			214,208	5.3%	5.3%
Network access	215,415	(1,216)	(1)	216,631	211,819			211,819	1.7%	2.3%
Data	122,055	(68)	(1)	122,123	92,337			92,337	32.2%	32.3%
Fiber transport and CLEC	38,466			38,466	39,770			39,770	(3.3%)	(3.3%)
Other*	55,101			55,101	49,561			49,561	11.2%	11.2%
	656,562	(1,284)		657,846	607,695	-		607,695	8.0%	8.3%

OPERATING EXPENSES
Cost of services and products	251,026	13,740	(2)	237,286	223,132			223,132	12.5%	6.3%
Selling, general and administrative	99,008	(80)	(2)	99,088	84,524			84,524	17.1%	17.2%
Depreciation and amortization	137,554			137,554	126,360			126,360	8.9%	8.9%
	487,588	13,660		473,928	434,016	-		434,016	12.3%	9.2%

OPERATING INCOME	168,974	(14,944)		183,918	173,679	-		173,679	(2.7%)	5.9%

OTHER INCOME (EXPENSE)
Interest expense	(53,102)			(53,102)	(47,375)			(47,375)	12.1%	12.1%
Other income (expense)	10,639	2,206	(3)	8,433	(9,306)	(11,715)	(5)	2,409	(214.3%)	250.1%
Income tax expense	(11,478)	37,949	(4)	(49,427)	(44,765)	4,499	(6)	(49,264)	(74.4%)	0.3%

NET INCOME	$115,033	25,211		89,822	72,233	(7,216)		79,449	59.3%	13.1%

BASIC EARNINGS PER SHARE	$1.05	0.23		0.82	0.63	(0.06)		0.70	66.7%	17.1%
DILUTED EARNINGS PER SHARE	$1.04	0.23		0.82	0.62	(0.06)		0.68	67.7%	20.6%

AVERAGE SHARES OUTSTANDING
Basic	109,008			109,008	113,629			113,629	(4.1%)	(4.1%)
Diluted	110,119			110,119	118,874			118,874	(7.4%)	(7.4%)

DIVIDENDS PER COMMON SHARE	$0.0650			0.0650	0.0625			0.0625	4.0%	4.0%

NONRECURRING ITEMS
(1) - Revenue reduction associated with gain on liquidation of Rural Telephone Bank.
(2) - Includes write-down due to impairment of CLEC assets ($16.6 million), net of insurance reimbursements associated with previously recorded hurricane related expenses ($3.0 million).
(3) - Includes gain on liquidation of Rural Telephone Bank ($5.2 million), net of $3.0 million impairment of a nonoperating investment.
(4) - Includes $32.7 million benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, plus the aggregate tax effect of Items (1) through (3).
(5) - Impairment of nonoperating investments.
(6) - Tax effect of Item (5).

*	Revenues from voice mail services previously reflected in "Other" revenues have been reclassified to "Voice" revenues for all periods.

 CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2007 AND 2006
 (UNAUDITED)

	Twelve months ended December 31, 2007				Twelve months ended December 31, 2006
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice*	$889,960			889,960	871,767			871,767	2.1%	2.1%
Network access	941,506	48,298	(1)	893,208	878,702	1,688	(6)	877,014	7.1%	1.8%
Data	460,755	(68)	(1)	460,823	351,495	275	(6)	351,220	31.1%	31.2%
Fiber transport and CLEC	159,317	13	(1)	159,304	149,088			149,088	6.9%	6.9%
Other*	204,703	1,869	(2)	202,834	196,678			196,678	4.1%	3.1%
	2,656,241	50,112		2,606,129	2,447,730	1,963		2,445,767	8.5%	6.6%

OPERATING EXPENSES
Cost of services and products	937,375	11,655	(3)	925,720	888,414	8,585	(6)	879,829	5.5%	5.2%
Selling, general and administrative	389,533	694	(3)	388,839	370,272	845	(6)	369,427	5.2%	5.3%
Depreciation and amortization	536,255			536,255	523,506			523,506	2.4%	2.4%
	1,863,163	12,349		1,850,814	1,782,192	9,430		1,772,762	4.5%	4.4%

OPERATING INCOME	793,078	37,763		755,315	665,538	(7,467)		673,005	19.2%	12.2%

OTHER INCOME (EXPENSE)
Interest expense	(212,906)			(212,906)	(195,957)			(195,957)	8.6%	8.6%
Other income (expense)	38,770	12,643	(4)	26,127	121,568	106,934	(7)	14,634	(68.1%)	78.5%
Income tax expense	(200,572)	13,701	(5)	(214,273)	(221,122)	(32,477)	(8)	(188,645)	(9.3%)	13.6%

NET INCOME	$418,370	64,107		354,263	370,027	66,990		303,037	13.1%	16.9%

BASIC EARNINGS PER SHARE	$3.82	0.59		3.24	3.17	0.57		2.59	20.5%	25.1%
DILUTED EARNINGS PER SHARE	$3.72	0.57		3.16	3.07	0.55		2.52	21.2%	25.4%

AVERAGE SHARES OUTSTANDING
Basic	109,360			109,360	116,671			116,671	(6.3%)	(6.3%)
Diluted	113,094			113,094	122,229			122,229	(7.5%)	(7.5%)

DIVIDENDS PER COMMON SHARE	$0.26			0.26	0.25			0.25	4.0%	4.0%

NONRECURRING ITEMS
(1) - Includes (i) revenue recorded upon settlement of a dispute with a carrier ($49.0 million) and (ii) revenue impact of severance and related costs due to workforce reductions ($.5 million), net of (iii) revenue reduction associated with gain on liquidation of Rural Telephone Bank ($1.3 million).
(2) - Reimbursement of amounts upon a change in our satellite television arrangement.
(3) - Includes (i) write-down due to impairment of CLEC assets ($16.6 million) and (ii) severance and related costs due to workforce reductions ($2.7 million), net of (iii) reimbursement of amounts upon a change in our satellite television arrangement ($4.1 million) and (iv) insurance reimbursements associated with previously recorded hurricane related expenses ($3.0 million).

(4) - Includes (i) gain on sale of non-core asset ($10.4 million) and (ii) gain on liquidation of Rural Telephone Bank ($5.2 million), net of (iii) $3.0 million impairment of a nonoperating investment.

(5) - Includes (i) $32.7 million benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, net of the aggregate tax effects of items (1) through (4)
        ($19.0 million).

(6) - Severance and related costs due to workforce reduction, including revenue effect.
(7) - Includes (i) gains of $117.8 million recorded upon redemption of Rural Telephone Bank stock and $.9 million recorded upon sale of Arizona properties, net of
(ii) $11.7 million impairment of nonoperating investments.
(8) - Includes $38.9 million net tax expense related to Items (6) and (7), net of $6.4 million net tax benefit due to the resolution of various income tax audit issues.

*	Revenues from voice mail services previously reflected in "Other" revenues have been reclassified to "Voice" revenues for all periods.

CenturyTel, Inc.
 CONSOLIDATED BALANCE SHEETS
 DECEMBER 31, 2007 AND DECEMBER 31, 2006
 (UNAUDITED)

	December 31,	December 31,
	2007	2006
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$34,402	25,668
Other current assets	257,997	264,449
Total current assets	292,399	290,117

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,677,141	7,893,760
Accumulated depreciation	(5,557,730)	(4,784,483)
Net property, plant and equipment	3,119,411	3,109,277

GOODWILL AND OTHER ASSETS
Goodwill	4,005,966	3,431,136
Other	769,862	610,477
Total goodwill and other assets	4,775,828	4,041,613

TOTAL ASSETS	$8,187,638	7,441,007

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Short-term debt and current maturities of long-term debt	$279,898	178,012
Other current liabilities	456,637	439,553
Total current liabilities	736,535	617,565

LONG-TERM DEBT	2,734,357	2,412,852
DEFERRED CREDITS AND OTHER LIABILITIES	1,307,541	1,219,639
STOCKHOLDERS' EQUITY	3,409,205	3,190,951

TOTAL LIABILITIES AND EQUITY	$8,187,638	7,441,007

 CenturyTel, Inc.
 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (UNAUDITED)

	Three months ended December 31, 2007				Three months ended December 31, 2006
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$168,974	(14,944)	(1)	183,918	173,679	-		173,679
Add: Depreciation and amortization	137,554	-		137,554	126,360	-		126,360
Operating cash flow	$306,528	(14,944)		321,472	300,039	-		300,039

Revenues	$656,562	(1,284)	(2)	657,846	607,695	-		607,695

Operating income margin (operating income divided by revenues)	25.7%			28.0%	28.6%			28.6%

Operating cash flow margin (operating cash flow divided by revenues)	46.7%			48.9%	49.4%			49.4%

Free cash flow (prior to debt service requirements and dividends)
Net income	$115,033	25,211	(3)	89,822	72,233	(7,216)	(4)	79,449
Add: Depreciation and amortization	137,554	-		137,554	126,360	-		126,360
Less: Capital expenditures	(141,744)	-		(141,744)	(101,037)	-		(101,037)
Free cash flow	$110,843	25,211		85,632	97,556	(7,216)		104,772

Free cash flow	$110,843				97,556
Gain on asset dispositions	(5,207)				-
Deferred income taxes	(42,093)				16,272
Changes in current assets and current liabilities	9,094				7,821
Decrease in other noncurrent assets	4,665				4,649
Increase in other noncurrent liabilities	(6,163)				152
Retirement benefits	5,549				(19,369)
Excess tax benefits from share-based compensation	7				(4,174)
Other, net	22,114				14,267
Add: Capital expenditures	141,744				101,037
Net cash provided by operating activities	$240,553				218,211

NONRECURRING ITEMS
(1) - Includes write-down due to impairment of CLEC assets ($16.6 million) and revenue reduction associated with gain from liquidation of Rural Telephone Bank ($1.3 million), net of insurance reimbursements associated with previously recorded hurricane related expenses ($3.0 million).
(2) - Revenue effect of gain from liquidation of Rural Telephone Bank.
(3) - Includes (i) $32.7 million income tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48, (ii) the after-tax effects of (a) the gain from liquidation of the Rural Telephone Bank, including revenue effect, and (b) insurance reimbursements associated with previously recorded hurricane related expenses, net of (iii) the after-tax effects of (a) the write-down due to impairment of CLEC assets and (b) the impairment of a nonoperating investment.
(4) - Impairment of nonoperating investments (presented on an after-tax basis).

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (UNAUDITED)

	Twelve months ended December 31, 2007				Twelve months ended December 31, 2006
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items
Operating cash flow and cash flow margin
Operating income	$793,078	37,763	(1)	755,315	665,538	(7,467)	(4)	673,005
Add: Depreciation and amortization	536,255	-		536,255	523,506	-		523,506
Operating cash flow	$1,329,333	37,763		1,291,570	1,189,044	(7,467)		1,196,511

Revenues	$2,656,241	50,112	(2)	2,606,129	2,447,730	1,963	(4)	2,445,767

Operating income margin (operating income divided by revenues)	29.9%			29.0%	27.2%			27.5%

Operating cash flow margin (operating cash flow divided by revenues)	50.0%			49.6%	48.6%			48.9%

Free cash flow (prior to debt service requirements and dividends)
Net income	$418,370	64,107	(3)	354,263	370,027	66,990	(5)	303,037
Add: Depreciation and amortization	536,255	-		536,255	523,506	-		523,506
Less: Capital expenditures	(326,045)	-		(326,045)	(314,071)	-		(314,071)
	$628,580	64,107		564,473	579,462	66,990		512,472

Free cash flow	$628,580				579,462
Gain on asset dispositions	(15,643)				(118,649)
Deferred income taxes	1,018				49,685
Changes in current assets and current liabilities	37,608				(6,651)
Decrease in other noncurrent assets	12,718				9,078
Increase in other noncurrent liabilities	(20,372)				709
Retirement benefits	26,941				5,963
Excess tax benefits from share-based compensation	(6,427)				(12,034)
Other, net	39,518				19,085
Add: Capital expenditures	326,045				314,071
Net cash provided by operating activities	$1,029,986				840,719

NONRECURRING ITEMS
(1) - Includes (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $5.9 million reimbursement of amounts upon a change in our satellite television arrangement and (iii) $3.0 million insurance reimbursements associated with previously recorded hurricane related expenses. These favorable items were partially offset by (i) write-down due to impairment of CLEC assets ($16.6 million), (ii) impact of severance and related costs due to workforce reduction ($2.2 million), and (iii) revenue reduction associated with gain from liquidation of Rural Telephone Bank ($1.3 million).
(2) - Includes the sum of (i) $49.0 million revenue recorded upon settlement of a dispute with a carrier; (ii) $1.9 million reimbursement of amounts upon a change in our satellite television arrangement and (iii) revenue impact of severance and related costs due to workforce reduction ($.5 million), net of revenue reduction associated with gain from liquidation of Rural
        Telephone Bank ($1.3 million).

(3) - Includes the after-tax impact of Item (1), the after-tax gain on the sale of a non-core asset, the after-tax gain from liquidation of Rural Telephone Bank, the after-tax impairment of a nonoperating investment, and $32.7 million income tax benefit due to the recognition of previously unrecognized tax benefits in accordance with FIN 48.
(4) - Severance and related costs due to workforce reduction (including revenue effect).
(5) - Includes (i) $72.4 million after-tax gains recorded upon redemption of Rural Telephone Bank stock and sale of Arizona properties, (ii) $7.2 million after-tax impairment of nonoperating investments, (iii) $4.6 million severance and related costs due to workforce reduction (including revenue effect), net of tax, and (iv) $6.4 million net tax benefit due to the resolution of various income tax audit issues.